Exhibit 10.1
FIRST AMENDMENT
TO THE
W.W. GRAINGER, INC. 2015 INCENTIVE PLAN

This First Amendment (this “Amendment”) to the W.W. Grainger, Inc. 2015 Incentive Plan (the “2015 Plan”), is dated and effective as of April 25, 2017.
The Compensation Committee of the Board of Directors of W.W. Grainger, Inc. (the “Company”) and the Board of Directors of the Company have each determined that it is in the best interests of the Company and its shareholders to amend the 2015 Plan to provide that the Company may satisfy any tax withholding requirements related to equity awards granted under the 2015 Plan by withholding from such awards shares of common stock having a fair market value no greater than the maximum individual statutory tax rate.

1.	The 2015 Plan is hereby amended by deleting Section 20.2 in its entirety and replacing it with the following as new Section 20.2:

“20.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, if offered by the Company, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined no greater than the maximum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing or electronically, and signed or acknowledged electronically by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.”

2.	Except as expressly amended hereby, the terms of the 2015 Plan shall be and remain unchanged and the 2015 Plan as amended hereby shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative as of the date first written above.

W.W. GRAINGER, INC.

By:    /s/ Ronald L. Jadin
Name:    Ronald L. Jadin
Title:    Senior Vice President and
Chief Financial Officer